Exhibit 99.1
PHILADELPHIA CONSOLIDATED HOLDING CORP.
FOURTH QUARTER AND YEAR-END RESULTS
DECEMBER 31, 2007
FEBRUARY 22, 2008 PRESS RELEASE
Bala Cynwyd, PA — Philadelphia Consolidated Holding Corp. (NASDAQ: PHLY) today reported net income for the quarter ended December 31, 2007 of $70.2 million ($0.94 diluted earnings per share and $0.99 basic earnings per share). This compares to $73.8 million of net income ($1.00 diluted earnings per share and $1.05 basic earnings per share) for the quarter ended December 31, 2006. After-tax net realized investment losses were $(2.0) million ($0.03 diluted loss per share) for the quarter ended December 31, 2007 versus $(0.1) million ($0.00 diluted loss per share) for the quarter ended December 31, 2006. Gross written premiums for the quarter ended December 31, 2007 increased 7.5% to $395.0 million from $367.3 million for the quarter ended December 31, 2006, and the combined ratio for the quarter ended December 31, 2007 was 79.2% compared to 70.9% for the quarter ended December 31, 2006. The Company’s book value per share at December 31, 2007 increased 30.3% to $21.47 from $16.48 at December 31, 2006.
Financial results for the quarter ended December 31, 2007 included:
•	A $12.5 million pre-tax benefit ($8.1 million after-tax, or $0.11 diluted earnings per share) from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claim emergence. This benefit compares to a $13.2 million pre-tax ($8.6 million after-tax, or $0.12 diluted earnings per share) benefit recognized in the quarter ended December 31, 2006 from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.
•	A $(7.5) million pre-tax loss ($4.9 million after-tax, or $0.07 diluted loss per share) attributable to the October 2007 California wildfires.
Net income for the year ended December 31, 2007 increased 13.2% to $326.8 million ($4.40 diluted earnings per share and $4.64 basic earnings per share) from $288.8 million ($3.93 diluted earnings per share and $4.14 basic earnings per share) for the year ended December 31, 2006. After-tax net realized investment gains (losses) were $19.2 million of gains ($0.26 diluted earnings per share) for the year ended December 31, 2007 versus $(6.4) million of losses ($0.09 diluted loss per share) for the year ended December 31, 2006. Gross written premiums for the year ended December 31, 2007 increased 13.3% to $1,692.2 million from $1,493.2 million for the year ended December 31, 2006, and the combined ratio for the year ended December 31, 2007 was 74.8% compared to 69.0% for the year ended December 31, 2006.

Press Release
February 22, 2008

Financial results for the year ended December 31, 2007 included:
•	An $85.8 million pre-tax benefit ($55.8 million after-tax, or $0.75 diluted earnings per share) from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence. This benefit compares to a $91.4 million pre-tax benefit ($59.4 million after-tax, or $0.81 diluted earnings per share) recognized for the year ended December 31, 2006 from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.
•	$22.2 million of pre-tax net realized investment gains ($14.4 million after-tax, or $0.19 diluted earnings per share) resulting from the liquidation of one of the Company’s equity security portfolios following the Company’s decision to change one of its equity security investment managers during the second quarter of 2007.
•	The $7.5 million of pre-tax loss due to the October 2007 California wildfires noted above.
James J. Maguire, Jr., CEO, said: “In the wake of increased competition, I am very pleased with our financial results for the fourth quarter, having achieved a 23% return on equity. We continued to see new business opportunities across most products, with newly launched products contributing $37.6 million of gross written premium in the quarter. Renewal retention levels remained high, approximating 95% on quoted accounts. Underwriting results were excellent, with a combined ratio of 79.2%, aided by $12.5 million of prior year reserve redundancy. Investment income grew by just under 21%, and the overall credit quality of our fixed maturity portfolio remains AAA rated. Our capital position is very strong, and is appropriate to support our anticipated growth goals through 2008.”
The Company will hold its quarterly conference call to discuss fourth quarter and year-end 2007 results today at 3:00 PM EST. The call will be webcast and may be accessed at the Company’s website at www.phly.com. The dial-in phone number for the conference call is (800) 289-0504.

Press Release
February 22, 2008

Forward-Looking Information
This release may contain forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of the Company’s liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophe losses; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of the Company’s reinsurers to pay; (ix) future terrorist attacks; and (x) the outcome of the Securities and Exchange Commission’s industry-wide investigation relating to the use of non-traditional insurance products, including finite risk reinsurance arrangements. The Company does not intend to publicly update any forward looking statement, except as may be required by law.
In operation since 1962, PHLY designs, markets, and underwrites commercial property/casualty, professional liability and personal lines insurance products incorporating value added coverages and services for select industries. The Company, whose commercial and personal lines subsidiaries are rated A+ (Superior), and A- (Excellent), respectively, by A.M. Best Company, is nationally recognized as a member of Ward’s Top 50, Forbes’ Platinum 400 list of America’s Best Big Companies and Forbes’ 100 Best Mid-Cap Stocks in America. The Company has 45 offices strategically located across the United States to provide superior local service.
CONTACT: Investor Relations: Joseph Barnholt, Assistant Vice President, +1-610-617-7626, jbarnholt@phlyins.com.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	As of
	December 31,	December 31,
	2007	2006
ASSETS
INVESTMENTS:
FIXED MATURITIES AVAILABLE FOR SALE AT MARKET (AMORTIZED COST $2,639,471 AND $2,136,231)	$2,659,197	$2,129,609
EQUITY SECURITIES AT MARKET (COST $322,877 AND $259,184)	356,026	304,033

TOTAL INVESTMENTS	3,015,223	2,433,642

CASH AND CASH EQUIVALENTS	106,342	108,671
ACCRUED INVESTMENT INCOME	24,964	20,083
PREMIUMS RECEIVABLE	378,217	346,836
PREPAID REINSURANCE PREMIUMS AND REINSURANCE RECEIVABLES	280,110	272,798
DEFERRED INCOME TAXES	42,855	26,657
DEFERRED ACQUISITION COSTS	184,446	158,805
PROPERTY AND EQUIPMENT, NET	26,330	26,999
OTHER ASSETS	41,451	44,046

TOTAL ASSETS	$4,099,938	$3,438,537

LIABILITIES AND SHAREHOLDERS’ EQUITY
POLICY LIABILITIES AND ACCRUALS:
UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES	$1,431,933	$1,283,238
UNEARNED PREMIUMS	847,485	759,358

TOTAL POLICY LIABILITIES AND ACCRUALS	2,279,418	2,042,596
PREMIUMS PAYABLE	97,674	66,827
OTHER LIABILITIES	175,373	161,847

TOTAL LIABILITIES	2,552,465	2,271,270

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
PREFERRED STOCK, $.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED, NONE ISSUED AND OUTSTANDING	—	—
COMMON STOCK, NO PAR VALUE, 100,000,000 SHARES AUTHORIZED, 72,087,287 AND 70,848,482 SHARES ISSUED AND OUTSTANDING	423,379	376,986
NOTES RECEIVABLE FROM SHAREHOLDERS	(19,595)	(17,074)
ACCUMULATED OTHER COMPREHENSIVE INCOME	34,369	24,848
RETAINED EARNINGS	1,109,320	782,507

TOTAL SHAREHOLDERS’ EQUITY	1,547,473	1,167,267

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,099,938	$3,438,537

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
REVENUE:
NET EARNED PREMIUMS	$364,061	$307,596	$1,379,243	$1,169,302
NET INVESTMENT INCOME	31,530	26,127	117,224	91,699
NET REALIZED INVESTMENT GAIN (LOSS)	(3,072)	(79)	29,566	(9,861)
OTHER INCOME	901	927	3,561	2,630

TOTAL REVENUE	393,420	334,571	1,529,594	1,253,770

LOSSES AND EXPENSES:
LOSS AND LOSS ADJUSTMENT EXPENSES	199,617	143,999	678,759	497,288
NET REINSURANCE RECOVERIES	(24,563)	(12,913)	(59,806)	(29,076)

NET LOSS AND LOSS ADJUSTMENT EXPENSES	175,054	131,086	618,953	468,212
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES	113,201	86,861	413,103	338,267
OTHER OPERATING EXPENSES	3,113	3,993	12,241	12,637

TOTAL LOSSES AND EXPENSES	291,368	221,940	1,044,297	819,116

INCOME BEFORE INCOME TAXES	102,052	112,631	485,297	434,654

INCOME TAX EXPENSE (BENEFIT):

CURRENT	33,280	38,956	179,808	155,404
DEFERRED	(1,416)	(106)	(21,324)	(9,599)

TOTAL INCOME TAX EXPENSE	31,864	38,850	158,484	145,805

NET INCOME	$70,188	$73,781	$326,813	$288,849

PER AVERAGE SHARE DATA:
NET INCOME — BASIC	$0.99	$1.05	$4.64	$4.14

NET INCOME — DILUTED	$0.94	$1.00	$4.40	$3.93

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	70,553,136	70,029,636	70,381,631	69,795,947
WEIGHTED-AVERAGE SHARE EQUIVALENTS OUTSTANDING	3,858,124	3,887,446	3,845,044	3,674,121

WEIGHTED-AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING	74,411,260	73,917,082	74,226,675	73,470,068